UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2017 (May 21, 2017)

ARCONIC INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2758

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 22, 2017, Arconic Inc. (the “Company”) entered into an agreement (the “Agreement”) with Elliott Associates, L.P., a Delaware limited partnership, Elliott International, L.P., a Cayman Islands limited partnership, and Elliott International Capital Advisors Inc., a Delaware corporation (the foregoing, collectively, “Elliott”).

Under the terms of the Agreement, Elliott will nominate Christopher L. Ayers, Elmer L. Doty and Patrice E. Merrin for election as directors at the Company’s upcoming 2017 annual meeting of shareholders (the “Annual Meeting”), and the Company will nominate David P. Hess and Ulrich R. Schmidt for election as directors at the Annual Meeting. Elliott and the Company have agreed to withdraw their respective nominations of any other director candidates for election at the Annual Meeting. The Agreement also provides that Messrs. Ayers and Doty, and Ms. Merrin, will be appointed to certain committees of the Board as promptly as practicable following the Annual Meeting.

The Agreement provides Elliott with the right to select for appointment to the Board, subject to the approval of the Board’s Governance and Nominating Committee (not to be unreasonably withheld, delayed or conditioned), a replacement candidate for any of Elliott’s recommended directors who becomes unable or unwilling to serve, such replacement candidate to serve the unexpired term, if any, of the departed director. Elliott’s recommended directors include Elliott’s three nominees for election at the Annual Meeting (i.e., Messrs. Ayers and Doty, and Ms. Merrin) and the three directors appointed to the Board pursuant to the Company’s agreement with Elliott dated February 1, 2016 (i.e., Sean O. Mahoney, John C. Plant and Ulrich R. Schmidt). These replacement rights will expire on the date immediately prior to the date of the 2018 annual meeting of shareholders, or such earlier time as Elliott’s net long percentage ownership of the Company’s common stock drops below specified thresholds.

The Agreement provides that at the Annual Meeting, Elliott will vote all shares of common stock of the Company that it or certain of its affiliates have the right to vote, as of the record date, in favor of the election of directors nominated by Elliott and by the Company and in accordance with the recommendations of the Board of Directors of the Company (the “Board”) on the other proposals in the Company’s definitive proxy statement dated March 13, 2017 (the “Proxy Statement”).

In addition, the Agreement provides that, subject to certain conditions, the Board’s CEO Search Committee (which will include Ms. Merrin promptly following her election to the Board) will keep Elliott reasonably informed regarding the CEO search process so that it can provide input and feedback to the CEO Search Committee, including keeping Elliott reasonably informed about key CEO candidates and material developments in the status of the search process, and providing Elliott an opportunity to meet any CEO candidates who are interviewed by a majority of the Board members and to present its views to the CEO Search Committee. The CEO Search Committee will include Mr. Larry Lawson among the candidates to be considered to serve as a potential permanent CEO. However, neither Elliott nor any directors nominated by Elliott will have any veto, consent or special voting rights with respect to the CEO search process or the selection of a permanent CEO, which such selection will be made by the Board. In addition, the Agreement provides that at or prior to the appointment of the permanent CEO, the Board will designate a new independent Chair, and the CEO will not be included among the candidates for Chair prior to the second anniversary of the Agreement.

The Company has agreed that the size of the Board will not be increased above 13 through the date immediately prior to the date of the 2018 annual meeting of shareholders, except to enable the Company’s permanent CEO to become a member of the Board. The Company has also agreed that it will use reasonable best efforts to effect a change in the jurisdiction of incorporation of the Company from Pennsylvania to Delaware on or before December 31, 2017, and that the certificate of incorporation and bylaws of the resulting Delaware corporation will provide for a declassified board structure with all directors having terms expiring on an annual basis and contain no provisions requiring a supermajority shareholder vote. The Agreement also provides that the Company and Elliott will cooperate in good faith to enter into a registration rights agreement obligating the Company to file a resale registration statement relating to the resale by Elliott of the shares of common stock of the Company held by them.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement. In addition, on May 22, 2017, the Company issued a press release announcing the signing of the Agreement and certain related matters. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2017, L. Rafael Reif submitted to the Board his resignation as a member of the Board, effective as of immediately following the Annual Meeting.

In addition, on May 21, 2017, the Board appointed James “Jim” F. Albaugh as a director, effective as of immediately following the Annual Meeting, to fill the vacancy resulting from the resignation of Mr. Reif. Mr. Albaugh’s term will expire at the 2018 annual meeting of shareholders. Mr. Albaugh will be appointed to serve on the CEO Search Committee of the Board promptly following his appointment to the Board, and may be appointed to one or more additional Board committees at a later date.

Mr. Albaugh will receive compensation for his service on the Board pursuant to the compensation program for the Company’s non-employee directors, as in effect from time to time during his service on the Board. The Company’s current non-employee director compensation program is described on pages 21-24 of the Proxy Statement. In addition, the Company will enter into an indemnity agreement with Mr. Albaugh, in the form approved in principle by the Company’s shareholders and which the Company has entered into with each of its directors to supplement the indemnification coverage provided by the Company’s Articles of Incorporation and By-Laws and the Pennsylvania Business Corporation Law. (See Form of Indemnity Agreement between the Company and individual directors or officers, incorporated by reference to exhibit 10(j) to the Company’s Annual Report on Form 10-K (Commission file number 1-3610) for the year ended December 31, 1987.)

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Settlement Agreement, dated as of May 22, 2017, by and among Elliott Associates, L.P., Elliott International, L.P., Elliott International Capital Advisors Inc. and Arconic Inc.

99.1	Press Release issued by Arconic Inc. on May 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

By:	/s/ Katherine H. Ramundo
Name:	Katherine H. Ramundo
Title:	Executive Vice President, Chief Legal Officer and Secretary

Date: May 22, 2017

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement, dated as of May 22, 2017, by and among Elliott Associates, L.P., Elliott International, L.P., Elliott International Capital Advisors Inc. and Arconic Inc.

99.1	Press Release issued by Arconic Inc. on May 22, 2017